Exhibit 99.1

Company Contact:	Investor Relations Contacts:
Rob Lewis, CFO	David Barnard & Kirsten Chapman
iMergent, Inc.	Lippert/Heilshorn & Assoc.
801.431.4695	415.433.3777
investor_relations@imergentinc.com	David@lhai-sf.com

iMergent Receives Notification from the American Stock Exchange of Failure to file Form 10-Q for the Quarterly Period Ended December 31, 2005

OREM, Utah, March 2, 2006 – iMergent, Inc. (AMEX: IIG), a leading provider of eCommerce and software for small businesses and entrepreneurs, announced the company received a notice from the American Stock Exchange (AMEX) on February 28, 2006 indicating the company is subject to potential delisting from the AMEX as the company had not filed its Form 10-Q for its quarterly period ended December 31, 2005 in accordance with Sections 134 and 1101 of the AMEX Company Guide.

The AMEX will review this deficiency and the appeal to the AMEX delisting notice, which iMergent previously filed. The appeal automatically stays the delisting of iMergent’s common stock pending a decision from the AMEX. The company expects to file the delinquent Form 10-Q prior to the appeal hearing.

On February 9, 2006, iMergent filed a Notification of Late Filing on Form 12b-25 stating its Form 10-Q for the quarterly period ended December 31, 2005 could not be filed timely due to management’s then continuing review of the appropriate interpretation and application of U. S. generally accepted accounting principles related to revenue recognition. The company has since completed that review.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business products or ideas via the Internet. Headquartered in Orem, Utah the company sells its proprietary StoresOnline™ software and training services, helping users build a successful Internet strategy to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In connection with the StoresOnline software, iMergent offers web site development, web site hosting, marketing and mentoring products. iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases.

iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

Safe Harbor Statement

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the Company’s continued ability to maintain operations; the ability to continue to provide domestic and international workshops; that the unaudited financial information released by the Company remains accurate or consistent after completion of the Company’s audits; the ability to accurately determine historic comparisons based upon predicted re-audited numbers; that the US GAAP revenue recognition policies adopted by the Company are appropriate and that the SEC continues to accept those policies and the Company’s related accounting; the ability of the Company to file its delinquent Form 10-K as well as its delinquent Forms 10-Q; that the Company continues to receive commissions from third party entities; that the Company properly changed its business model, and the right to change would be upheld in a court of law; that the change in business model will not affect sales of the Company;  that the Company did in fact as a consequence of the business model change establish VSOE; that the Company did in fact deliver all remaining elements of the multiple-element arrangements; the Company’s ability to attract and retain key management and other personnel; the results of class action lawsuits filed as well as the potentiality of amended complaints or new proceedings being filed; employees complying with Company policies and laws; the results of the pending appeal of the American Stock Exchange (AMEX) determination to de-list the Company’s securities on AMEX; the possibility that the Company may not be granted by AMEX an extension of time to file its delinquent 1934 Act filings before de-listing occurs; the time required to prepare and for the Company’s independent registered public accounting firm to complete its review of the Forms 10-Q and 10-K; the possibility of inquiries of the Company relating to the issues detailed herein; the probability that the Company’s internal controls could be deemed to have material weaknesses, which could prevent the Company from timely meeting its future reporting requirements, including timely certification under Section 404 of the Sarbanes-Oxley Act of 2002; and the volatility in its stock price pending resolution or resulting from the matters discussed above. For a more detailed discussion of factors that affect iMergent’s operating results, please refer to management’s discussion and analysis in its SEC reports (with the exclusion of financial results) including its most recent Form 10-K. The Company undertakes no obligation to update this forward-looking information.

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